Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Board of Directors
Julius Baer Investment Funds and Julius Baer Global Equity Fund Inc.

We consent to the use of our report dated December 28, 2007, incorporated in this Registration Statement by reference, and to the references to our firm under the caption “Financial Highlights” in the prospectus and the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

Boston, Massachusetts
February 28, 2008